Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-216011

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Maximum offering price per share	Maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share	11,500,000 shares	$10.00	$115,000,000	$14,317.50

(1)	Includes 1,500,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock to cover overallotments.

(2)	This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933, as amended, and relates to our Registration Statement on Form S-3ASR (File No. 333-216011).

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 10, 2017)

10,000,000 Shares

Tellurian Inc.

Common Stock

We are selling 10,000,000 shares of our common stock.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “TELL.” On December 7, 2017, the closing price of our common stock as reported on the Nasdaq Capital Market was $11.99 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying our common stock.

	Per Share	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions	$0.51	$5,100,000
Proceeds, before expenses, to us	$9.49	$94,900,000

The underwriters may also exercise their option to purchase up to an additional 1,500,000 shares from us, at the price per share set forth above, for 30 days after the date of this prospectus supplement to cover over-allotments.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about December 12, 2017.

Sole Book-Running Manager

Credit Suisse

Co-Manager

Tuohy Brothers

Prospectus Supplement dated December 7, 2017

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

Unless otherwise stated, information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares of our common stock and that no pre-emptive rights will be exercised to purchase additional shares of our common stock.

In this prospectus supplement, references to “Tellurian,” the “Company,” “we,” “us” or “our” refer to Tellurian Inc. (which until February 10, 2017 was known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC on September 14, 2016, as amended by our Annual Report on Form 10-K/A for fiscal year ended June 30, 2016 filed with the SEC on October 27, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2016 filed with the SEC on November 14, 2016, for the quarterly period ended December 31, 2016 filed with the SEC on February 9, 2017, for the quarterly period ended March 31, 2017 filed with the SEC on May 10, 2017, for the quarterly period ended June 30, 2017 filed with the SEC on August 9, 2017, and for the quarterly period ended September 30, 2017 filed with the SEC on November 9, 2017;

•	our Current Reports on Form 8-K filed with the SEC on July 19, 2016, August 2, 2016, August 3, 2016, August 8, 2016, October 5, 2016, October 12, 2016, November 29, 2016, December 21, 2016, January 5, 2017, January 30, 2017, February 10, 2017 (except for sections (a) and (b) of Item 9.01 “Financial Statements and Exhibits,” which shall not be incorporated by reference, and which sections are amended and superseded by Item 9.01 in our Current Report on Form 8-K/A filed with the SEC on March 15, 2017), February 13, 2017, February 28, 2017, March 7, 2017, March 15, 2017, March 31, 2017, April 6, 2017, April 19, 2017, April 20, 2017, May 18, 2017, July 3, 2017, August 11, 2017, August 22, 2017, September 6, 2017, September 22, 2017, October 17, 2017, November 13, 2017 and November 16, 2017, and our Current Reports on Form 8-K/A filed with the SEC on October 20, 2016 and March 15, 2017; and

•	the description of our common stock contained in the Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:

Tellurian Inc.

Attention: Corporate Secretary

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Telephone No.: (832) 962-4000

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our consolidated financial condition, results of operations or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

•	our businesses and prospects;

•	planned or estimated capital expenditures;

•	availability of liquidity and capital resources;

•	our ability to obtain additional financing as needed;

•	revenues, expenses and projected cash burn rates;

•	progress in developing the Company’s principal project and the timing of that progress;

•	future values of the Company’s principal project or other interests, operations or rights that the Company holds; and

•	government regulations, including our ability to obtain necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:

•	the uncertain nature of demand for and price of natural gas;

•	risks related to shortages of liquefied natural gas (“LNG”) vessels worldwide;

•	technological innovation which may render our anticipated competitive advantage obsolete;

•	risks related to a terrorist or military incident involving an LNG carrier;

•	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

•	uncertainties regarding our ability to maintain sufficient liquidity and capital resources to implement our projects;

•	our limited operating history;

•	our ability to attract and retain key personnel;

•	risks related to doing business in, and having counterparties in, foreign countries;

•	our reliance on the skill and expertise of third-party service providers;

•	the ability of our vendors to meet their contractual obligations;

•	risks and uncertainties inherent in management estimates of future operating results and cash flows;

•	development risks, operational hazards and regulatory approvals; and

•	risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus supplement speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Our Business

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG trading, and infrastructure that includes an LNG terminal facility (the “Driftwood terminal”) and an associated pipeline (the “Driftwood pipeline”) in Southwest Louisiana (the Driftwood terminal and the Driftwood pipeline collectively, the “Driftwood Project”).

The proposed Driftwood Project will have a liquefaction capacity of approximately 27.6 million tonnes per annum, situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed terminal facility will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. On November 10, 2017, we entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.2 billion with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for construction of the Driftwood terminal. On November 15, 2017, we acquired for $85.1 million in cash, subject to customary adjustments, approximately 9,200 net developed and undeveloped acres of natural gas properties in northern Louisiana, including 19 producing operated wells with net current production of approximately four million cubic feet per day (MMcf/d).

Tellurian is developing the proposed Driftwood pipeline, a new 96-mile large diameter pipeline which will interconnect with 13 existing interstate pipelines throughout Southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch, 36-inch and 30-inch diameter pipeline segments and three compressor stations totaling approximately 270,000 horsepower, all as necessary to provide approximately 4.0 Bcf/d of average daily gas transportation service. In June 2016, Tellurian engaged Bechtel to perform a Front-End Engineering and Design (“FEED”) study for the Driftwood pipeline, which was completed in March 2017. Based on such FEED study, Tellurian estimates construction costs for the Driftwood pipeline of approximately $1.6 to $2.0 billion before owners’ costs, financing costs and contingencies.

Our Company

The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol “TELL.”

Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. See “Underwriting” in this prospectus supplement for a more detailed description of the terms and conditions of the underwriting agreement and the offering. For a more detailed description of our common stock, see “Description of Our Capital Stock” in this prospectus supplement.

Issuer	Tellurian Inc.

Common stock offered	10,000,000 shares (or 11,500,000 shares if the underwriters exercise their option to purchase additional shares in full)

Common stock to be outstanding after this offering	224,040,721 shares (or 225,540,721 shares if the underwriters exercise their option to purchase additional shares in full)

Option to purchase additional shares granted by us	The underwriters have an option to purchase a maximum of 1,500,000 additional shares. The option may be exercised within 30 days after the date of this prospectus supplement.

Nasdaq Capital Market ticker symbol	“TELL”

Use of proceeds	We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated fees and expenses, will be approximately $94,800,000 ($109,035,000 if the underwriters exercise their option to purchase 1,500,000 additional shares of our common stock in full).

We intend to use the net proceeds from this offering for detailed engineering of the Driftwood Project, general corporate purposes and working capital. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. Please see “Risk Factors” on page S-9 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

On May 10, 2017, Tellurian and TOTAL Delaware, Inc. (“TOTAL”) entered into a pre-emptive rights agreement pursuant to which TOTAL was granted a right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain excepted offerings. As a result, TOTAL will be entitled to purchase approximately 2,715,161 shares of our common stock at the public offering price in connection with this offering (or approximately 3,499,767 shares if the underwriters exercise their option to purchase additional shares in full). The information above regarding the number of shares of our common stock outstanding (i) assumes that no pre-emptive rights will be exercised by TOTAL to purchase additional shares and (ii) is based on 214,040,721 shares of common stock outstanding as of December 7, 2017. The number of shares of our common stock outstanding as of that date does not include shares that may be issuable pursuant to awards granted under our equity compensation plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Resales of our common stock in the public market following this offering may cause the trading price to fall.

Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. This offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the offering contemplated by this prospectus supplement, the trading price of our common stock could fall.

If you purchase our common stock in the public market following this offering, you will experience immediate dilution as a result of future equity issuances.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We have broad discretion in the use of the net proceeds of the offering of our common stock contemplated by this prospectus supplement and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the offering of our common stock contemplated by this prospectus supplement will be used as described in “Use of Proceeds”. However, we have not determined the specific use of the net proceeds from the offering of our common stock contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Non-U.S. holders of our common stock, in certain situations, could be subject to U.S. federal income tax upon sale, exchange or disposition of our common stock.

It is likely that we are, and will remain for the foreseeable future, a U.S. real property holding corporation for U.S. federal income tax purposes because our assets consist primarily of “United States real property interests” as defined in the Internal Revenue Code of 1986, as amended, or the Code, and applicable Treasury regulations. As a result, under the Foreign Investment in Real Property Tax Act, or FIRPTA, certain non-U.S. investors may be subject to U.S. federal income tax on any gain from the disposition of shares of our common stock, in which case they would also be required to file U.S. tax returns with respect to such gain. In general, whether these FIRPTA provisions apply depends on the amount of our common stock that such non-U.S. investors hold. In addition, such non-U.S. investors may be subject to withholding if, at the time they dispose of their shares, our common stock is not regularly traded on an established securities market within the meaning of the applicable Treasury regulations. So long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. investor who has owned, actually or constructively, more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. investor’s holding period for its shares may be subject to U.S. federal income tax on the disposition of our common stock under FIRPTA. See “Material United States Federal Income Tax Considerations to Non-U.S. Holders.”

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated fees and expenses, will be approximately $94,800,000 (or $109,035,000 if the underwriters exercise their option to purchase 1,500,000 additional shares of our common stock in full).

The net proceeds will be used for detailed engineering of the Driftwood Project, general corporate purposes and working capital. Pending the application of the net proceeds from this offering, we intend to invest such proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

CAPITALIZATION

The following table sets forth our capitalization and cash position as of September 30, 2017 on:

•	an actual basis;

•	an as-adjusted basis to give effect to the issuance and sale of 10,000,000 shares of our common stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares and assuming the net proceeds are initially held as cash and cash equivalents, pending their use as described in “Use of Proceeds”; and

•	a pro forma, as-further-adjusted basis to give effect to our recent acquisition of natural gas properties in Louisiana for cash consideration of $85 million, subject to customary adjustments.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and “Use of Proceeds” in this prospectus supplement.

	As of September 30, 2017
($ in thousands)	Actual	As Adjusted	As Further Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$138,023	$232,923	$147,823
Stockholders’ equity	162,710	257,610	257,610

Total capitalization	$300,733	$490,533	$405,433

MATERIAL UNITED STATES FEDERAL INCOME TAX

CONSIDERATIONS TO NON-U.S. HOLDERS

The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders (as defined below). The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of its personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold the stock as a capital asset within the meaning of Section 1221 of the Code, or the U.S. federal income tax consequences to beneficial owners subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or currencies;

•	certain electing traders in securities;

•	persons holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain former citizens or long-term residents of the United States;

•	foreign governments or international organizations;

•	banks or other financial institutions;

•	controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes, and shareholders of such entities;

•	insurance companies;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. tax laws or state or local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law.

You are a “non-U.S. holder” of our common stock if you are a beneficial owner of the stock and are not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

•	a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.

This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion and may adversely affect a non-U.S. holder. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the conclusions described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION. THIS DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

Dividend Distributions

Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder). Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under “Sale, Exchange or Other Taxable Disposition of Stock.”

Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements

(generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends that are effectively connected with the conduct of a non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder) are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, but generally will be subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.

Sale, Exchange or Other Taxable Disposition of Stock

Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Accounts,” any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition, and (ii) the non-U.S. holder’s holding period for its shares of our common stock and, if shares of our common stock are “regularly traded on an established securities market,” the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

It is likely that we are currently a USRPHC for U.S. federal income tax purposes and it is likely that we will remain one in the future. However, so long as our common stock continues to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who holds or held more than 5% of our common stock at any time during the shorter of (i) its holding period and (ii) the five-year period preceding the date of disposition (a “greater-than-five-percent shareholder”) will be subject to U.S. federal income tax on the disposition of our common stock. A greater-than-five-percent shareholder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally will be required to file a U.S. federal income tax return in respect of such gain. No withholding is required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If we are a USRPHC and our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder will be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder’s percentage ownership of our common stock.

Information Reporting and Backup Withholding

We and other withholding agents must report annually to the IRS the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides, under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding (the current rate of which is 28%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of its status as a non-U.S. person.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder’s status as a non-U.S. person or other exempt status.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a 30% withholding tax on “withholdable payments,” which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock, and will apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following number of shares of our common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	9,411,765
Tuohy Brothers Investment Research, Inc.	588,235

Total	10,000,000

The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 1,500,000 additional shares at the initial public offering price less the underwriting discounts and commissions.

The following table summarizes the public offering price, the underwriting discount and commissions payable by us and proceeds, before expenses, to us in connection with this offering:

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$10.00	$100,000,000	$115,000,000
Underwriting discounts and commissions	$0.51	$5,100,000	$5,865,000
Proceeds, before expenses, to us	$9.49	$94,900,000	$109,135,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $100,000.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement. The foregoing restrictions will not apply to (i) any securities issued or to be issued pursuant to our equity incentive or award plans in effect on the date hereof, including any shares of our common stock issued or to be issued upon the exercise or vesting thereof; (ii) the offer and sale of the shares to be sold in connection with this prospectus supplement; (iii) any securities issued or to be issued pursuant to the our existing “at the market” program; or (iv) any shares of our common stock issued or to be issued to TOTAL in connection with preemptive rights held by TOTAL (it being understood that any such shares of our common stock issued or to be issued to TOTAL will not be sold pursuant to this offering). The lock-up period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that Credit Suisse Securities (USA) LLC consents to in writing.

Our executive officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement with similar effect, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement, provided that each of our executive officers and directors, may, without the written consent of Credit Suisse Securities (USA) LLC, (i) effect the cashless exercise or net share settlement of options to acquire shares of our common stock or other awards granted pursuant to an equity incentive plan in effect on the date hereof, it being understood that any shares of our common stock received by such person upon such exercise shall be subject to a lock-up agreement, and provided that, if such person reports any such transfer or other disposition on a Form 4 filed with the SEC pursuant to Section 16 of the Exchange Act in reliance on this clause (i), then such Form 4 shall include a statement to the effect that such transfer or other disposition was made solely to effect the cashless exercise or net share settlement of options to acquire shares of our common stock or other awards granted pursuant to an equity incentive plan, (ii) transfer to us any shares of our common stock or have us withhold any shares of our common stock from issuance for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of such awards, provided that, if such person reports any such transfer or other disposition on a Form 4 filed with the SEC pursuant to Section 16 of the Exchange Act in reliance on this clause (ii), then such Form 4 shall include a statement to the effect that such transfer or other disposition was made to us solely to permit such person to satisfy the tax withholding obligation that arises in connection with the vesting of an award granted under one of our company equity incentive plans, (iii) transfer shares of our common stock under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect prior to the date of the underwriting agreement (not including any amendment thereto after the date of the underwriting agreement) and (iv) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that such plan does not provide for any transfers of shares of our common stock during the lock-up period and provided further that no filing with the SEC or other public announcement shall be required or voluntarily made by the such person or any other person in connection therewith. In addition, certain of our directors may donate shares of our common stock to charitable institutions in an aggregate amount of up to 500,000 shares, subject to certain limitations, including the requirement that any such director that requires a Form 4 or Form 5 to be filed with the SEC during the lock-up period include a statement to the effect that such shares were donated to a charitable organization.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

The shares of common stock are listed on the Nasdaq Capital Market under the ticker symbol “TELL.”

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	An over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of additional shares that they have the option to purchase. In a naked short position, the number of shares involved is greater than the number of additional shares that they have the option to purchase. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares through their option to purchase such shares. If the underwriters sell more shares than could be covered by their option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase shares in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (“Member State”), no offer of common stock which is the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common stock referred to in (a) to (c) above shall result in a requirement for the company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of common stock is made or who receives any communication in respect of an offer of common stock, or who initially acquires any common stock will be deemed to have represented, warranted, acknowledged and agreed to and with the representative and the company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the common stock acquired by it in the offer has not been acquired on behalf of, nor has it been acquired with a view to its offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or where common stock has been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of that common stock to it is not treated under the Prospectus Directive as having been made to such persons.

The company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below or above.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are ‘‘qualified investors’’ (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

DESCRIPTION OF OUR CAPITAL STOCK

Our amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of December 7, 2017, 214,040,721 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

The rights of the holders of our common stock and preferred stock are governed by the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation and our amended and restated by-laws.

Common Stock

The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation and our amended and restated by-laws, each of which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders’ meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.

Dividend and Distribution Rights

Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.

Preemptive, Conversion and Redemption Rights

Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A., has a contractual right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.

Trading Market

Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On December 7, 2017, the closing price of our common stock as reported on the Nasdaq Capital Market was $11.99 per share.

Registrar and Transfer Agent

Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:

•	divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

•	provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

•	provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year’s annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder’s notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

•	provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

•	provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law

We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.

LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to this offering. Certain other legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Tellurian Investments and subsidiaries as of December 31, 2016 and for the year ended December 31, 2016, and the financial statements of Tellurian Services LLC as of April 9, 2016, December 31, 2015 and 2014 and for the period from January 1, 2016 through April 9, 2016 and for the years ended December 31, 2015 and 2014, incorporated in this prospectus supplement by reference to Tellurian Inc.’s Current Report on Form 8-K/A dated March 15, 2017, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports dated March 15, 2017, respectively, each of which is herein incorporated by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Magellan Petroleum Corporation as of June 30, 2016 and 2015, and for the fiscal years ended June 30, 2016 and 2015, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on its report dated September 13, 2016, and upon its authority as an expert in accounting and auditing.

PROSPECTUS

Tellurian Inc.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time common stock, preferred stock and warrants to purchase common stock or preferred stock, in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities.

Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “TELL.” On February 9, 2017, the closing price of our common stock as reported on the NASDAQ Capital Market was $14.21 per share. None of the other securities offered under this prospectus are publicly traded.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the Registration Statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus, references to “Tellurian,” the “Company,” the “issuer,” “we,” “us” or “our” refer to Tellurian Inc. (which was, until February 10, 2017, known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC on September 14, 2016, as amended by our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2016 filed with the SEC on October 27, 2016;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2016 filed with the SEC on November 14, 2016, and for the quarterly period ended December 31, 2016 filed with the SEC on February 9, 2017;

●	our Current Reports on Form 8-K filed with the SEC on July 19, 2016, August 2, 2016, August 3, 2016, August 8, 2016, October 5, 2016, October 12, 2016, November 29, 2016, December 21, 2016, January 5, 2017 and February 10, 2017, and our Current Report on Form 8-K/A filed with the SEC on October 20, 2016; and

●	the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be further amended from time to time.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:

Tellurian Inc.

Attention: Corporate Secretary

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Telephone No.: (832) 962-4000

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT TELLURIAN INC.

Tellurian plans to own, develop and operate natural gas liquefaction facilities, storage facilities and loading terminals (collectively, the “LNG Facilities”) and to pursue complementary business lines in the energy industry. Tellurian owns all of the common stock of Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), which owns a 100% membership interest in Tellurian LNG LLC, a Delaware limited liability company (“Tellurian LNG”), a 100% membership interest in Tellurian Services LLC (f/k/a Parallax Services LLC), a Delaware limited liability company (“Tellurian Services”), and a 100% ownership interest in Tellurian LNG UK Ltd (“Tellurian UK”). The assets of Tellurian include its 100% ownership or membership interests in each of Tellurian Investments, Tellurian LNG, Tellurian Services and Tellurian UK, interests in Horse Hill-1 well and related licenses in the Weald Basin, onshore United Kingdom, an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, and cash held for certain start-up and operating expenses.

Tellurian is planning on developing, through Tellurian LNG and Tellurian LNG’s wholly owned subsidiaries, a liquefied natural gas (“LNG”) facility with liquefaction capacity of 26 million tonnes per annum on a single site in Calcasieu Parish, Louisiana (the “Driftwood LNG Project”). Assuming approximately two years of permitting work and receipt of the appropriate regulatory approvals and financing commitments necessary to commence construction, followed by a four-year construction schedule, the Driftwood LNG Project could deliver its first LNG as soon as 2022. Tellurian also plans to pursue business that is complementary to its LNG business.

The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments in February 2017. The Company’s common stock has been trading on the NASDAQ Stock Market since 1972. It currently trades under the ticker symbol “TELL.”

Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks, the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Risks Relating to Tellurian’s Business

Tellurian does not expect Tellurian Investments to generate sufficient cash to pay dividends until the completion of construction of the Driftwood LNG Project by Tellurian LNG and its wholly owned subsidiaries.

Tellurian’s indirect ownership of 100% of the membership or ownership interests in each of Tellurian LNG, Tellurian Services LLC and Tellurian UK and cash held for certain start-up and operating expenses comprise substantially all of Tellurian’s assets. Tellurian’s cash flow and consequently its ability to distribute earnings is solely dependent upon the cash flow its subsidiaries receive from the Driftwood LNG Project and the transfer of funds in the form of distributions or otherwise. Tellurian LNG’s ability to complete the Driftwood LNG Project, as discussed further below, is dependent upon its, its subsidiaries and Tellurian Investments’ ability to obtain necessary regulatory approvals and raise the capital necessary to fund the development of the project.

Tellurian’s ability to pay dividends in the future is uncertain and will depend on a variety of factors including limitations on the ability of it or its subsidiaries to pay dividends under applicable law and/or the terms of debt or other agreements, and the judgment of the board of directors or other governing body of the relevant entity.

In addition, because Tellurian Investments’ business will have limited asset and geographic diversification, adverse developments in the natural gas and LNG industry, or to the Driftwood LNG Project, will have a greater impact on Tellurian Investments’ financial condition than if it maintained a more diverse asset and geographic profile.

Tellurian will be required to seek additional debt and equity financing in the future to complete the Driftwood LNG Project, and may not be able to secure such financing on acceptable terms, or at all.

Because Tellurian will be unable to generate any revenue from its operations and expects to be in the development stage for multiple years, Tellurian will need additional financing to provide the capital required to execute its business plan. Tellurian will need significant funding to develop the Driftwood LNG Project as well as for working capital requirements and other operating and general corporate purposes.

There can be no assurance that Tellurian will be able to raise sufficient capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, Tellurian may be required to delay, scale back or eliminate the development of business opportunities, and its operations and financial condition may be adversely affected to a significant extent.

Debt financing, if obtained, may involve agreements that include liens on its assets and covenants limiting or restricting the ability to take specific actions, such as paying dividends or making distributions, incurring additional debt, acquiring or disposing of assets and increasing expenses. Debt financing would also be required to be repaid regardless of Tellurian’s operating results.

In addition, the ability to obtain financing for the proposed Driftwood LNG Project is expected to be contingent upon, among other things, Tellurian’s ability to enter into sufficient long-term commercial agreements prior to the commencement of construction. To date, Tellurian has not entered into any definitive third-party agreements for the proposed Driftwood LNG Project, and it may not be successful in negotiating and entering into such agreements.

Tellurian Investments and Tellurian LNG have a limited operating history.

Both Tellurian Investments and Tellurian LNG were formed in 2016, and only recently commenced development. Although Tellurian’s current directors, managers and officers have prior professional and industry experience, Tellurian Investments and Tellurian LNG have a limited prior operating history, track record and historical financial information upon which you may evaluate prospects.

Tellurian LNG has not yet commenced the construction of the Driftwood LNG Project. Accordingly, Tellurian expects to incur significant additional costs and expenses through completion of development and construction of the Driftwood LNG Project. As a result, Tellurian expects operating losses will increase substantially in the remainder of 2016 and thereafter, and expects to continue to incur operating losses and experience negative operating cash flow through at least 2022.

Failure to retain and attract key executive officers and other skilled professional and technical employees could have an adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

The success of Tellurian’s business relies heavily on its executive officers. Should Tellurian’s executive officers be unable to perform their duties on behalf of Tellurian, or should Tellurian be unable to retain or attract other members of management, Tellurian’s business, results of operations, financial condition, liquidity and prospects could be materially impacted.

Tellurian will be subject to risks related to doing business in, and having counterparties based in, foreign countries.

Tellurian may engage in operations or make substantial commitments and investments, or enter into agreements with counterparties, located outside the United States, which would expose Tellurian to political, governmental, and economic instability and foreign currency exchange rate fluctuations.

Any disruption caused by these factors could harm Tellurian’s business, results of operations, financial condition, liquidity and prospects. Risks associated with operations, commitments and investments outside of the United States include but are not limited to risks of:

•	currency fluctuations;

•	war or terrorist attack;

•	expropriation or nationalization of assets;

•	renegotiation or nullification of existing contracts;

•	changing political conditions;

•	changing laws and policies affecting trade, taxation, and investment;

•	multiple taxation due to different tax structures;

•	general hazards associated with the assertion of sovereignty over areas in which operations are conducted; and

•	the unexpected credit rating downgrade of countries in which Tellurian Investments’ LNG customers are based.

Because Tellurian’s reporting currency is the United States dollar, any of the operations conducted outside the United States or denominated in foreign currencies would face additional risks of fluctuating currency values and exchange rates, hard currency shortages and controls on currency exchange. In addition, Tellurian would be subject to the impact of foreign currency fluctuations and exchange rate changes on its financial reports when translating its assets, liabilities, revenues and expenses from operations outside of the United States into U.S. dollars at then-applicable exchange rates. These translations could result in changes to the results of operations from period to period.

Tellurian Investments is currently classified as a United States real property holding company (“USRPHC”) under applicable tax laws, and non-U.S. investors may be subject to tax withholding and other tax consequences upon a disposition of their shares.

Tellurian Investments is a USRPHC under applicable tax laws, which subjects non-U.S. investors to tax withholding and other tax consequences upon a disposition of their shares. Tellurian will likely be classified in the same manner, which subjects non-U.S. investors to tax withholding and other tax consequences upon a disposition of their Tellurian shares. Non-U.S. investors should consult their tax advisors with respect to the application of this to their investment and other U.S. tax rules.

Tellurian Investments is a defendant in a lawsuit that could result in equitable relief and/or monetary damages that could have a material adverse effect on Tellurian’s operating results and financial condition.

Tellurian Investments and Tellurian Services, along with each of Messrs. Houston and Daniels and certain entities in which each of them owned membership interests, as applicable, have been named as defendants in one recently initiated lawsuit. Although Tellurian Investments believes the plaintiffs’ claims are without merit, Tellurian Investments may not ultimately be successful and any potential liability Tellurian Investments may incur is not reasonably estimable. However, even if Tellurian Investments is successful in the defense of this litigation, Tellurian Investments could incur costs and suffer both an economic loss and an adverse impact on its reputation, which could have a material adverse effect on its business. In addition, any adverse judgment or settlement of the litigation could have an adverse effect on its operating results and financial condition.

Tellurian’s estimated costs for the Driftwood LNG Project may not be accurate and are subject to change due to various factors.

Tellurian currently estimates that the construction costs for the Driftwood LNG Project will be between approximately $13 billion and $15 billion. However, cost estimates are only an approximation of the actual costs of construction and are before owners’ costs, financing costs, pipeline construction costs and contingencies. Moreover, cost estimates may change due to various factors, such as the final terms of any definitive request for services with its engineering, procurement and construction (“EPC”) service provider, as well as change orders, delays in construction, legal and regulatory requirements, site issues, increased component and material costs, escalation of labor costs, labor disputes, increased spending to maintain Tellurian’s construction schedule and other factors.

The construction and operation of the Driftwood LNG Project remains subject to further approvals, and some approvals may be subject to further conditions, review and/or revocation.

The design, construction and operation of LNG export terminals is a highly regulated activity. The approval of the U.S. Federal Energy Regulatory Commission (“FERC”) under Section 3 of the Natural Gas Act, as well as several other material governmental and regulatory approvals and permits, is required in order to construct and operate an LNG terminal. Although the necessary authorizations to operate the proposed LNG Facilities may be obtained, such authorizations are subject to ongoing conditions imposed by regulatory agencies, and additional approval and permit requirements may be imposed.

Tellurian will be required to obtain governmental approvals and authorizations to implement its proposed business strategy, which includes the construction and operation of the Driftwood LNG Project. In particular, authorization from FERC and the U.S. Department of Energy is required to construct and operate the proposed LNG Facilities. In addition to seeking approval for export to countries with which the United States has a Free Trade Agreement (“FTA”), Tellurian will seek to obtain approval for export to non-FTA countries. There is no assurance that Tellurian will obtain and maintain these governmental permits, approvals and authorizations, and failure to obtain and maintain any of these permits, approvals or authorizations could have a material adverse effect on its business, results of operations, financial condition and prospects.

Tellurian will be dependent on third-party contractors for the successful completion of the Driftwood LNG Project, and these contractors may be unable to complete the Driftwood LNG Project.

There is limited recent industry experience in the United States regarding the construction or operation of large-scale liquefaction facilities. The construction of the Driftwood LNG Project is expected to take several years, will be confined to a limited geographic area and could be subject to delays, cost overruns, labor disputes and other factors that could adversely affect financial performance or impair Tellurian’s ability to execute its scheduled business plan.

Timely and cost-effective completion of the Driftwood LNG Project in compliance with agreed-upon specifications will be highly dependent upon the performance of third-party contractors pursuant to their agreements. However, Tellurian has not yet entered into definitive agreements with certain of the contractors, advisors and consultants necessary for the development and construction of the Driftwood LNG Project. Tellurian may not be able to successfully enter into such construction contracts on terms or at prices that are acceptable to it.

Further, faulty construction that does not conform to Tellurian’s design and quality standards may have an adverse effect on Tellurian’s business, results of operations, financial condition and prospects. For example, improper equipment installation may lead to a shortened life of Tellurian’s equipment, increased operations and maintenance costs or a reduced availability or production capacity of the affected facility. The ability of Tellurian’s third-party contractors to perform successfully under any agreements to be entered into is dependent on a number of factors, including force majeure events and such contractors’ ability to:

•	design, engineer and receive critical components and equipment necessary for the Driftwood LNG Project to operate in accordance with specifications and address any start-up and operational issues that may arise in connection with the commencement of commercial operations;

•	attract, develop and retain skilled personnel and engage and retain third-party subcontractors, and address any labor issues that may arise;

•	post required construction bonds and comply with the terms thereof, and maintain their own financial condition, including adequate working capital;

•	adhere to any warranties the contractors provide in their EPC contracts; and

•	respond to difficulties such as equipment failure, delivery delays, schedule changes and failure to perform by subcontractors, some of which are beyond their control, and manage the construction process generally, including engaging and retaining third-party contractors, coordinating with other contractors and regulatory agencies and dealing with inclement weather conditions.

Furthermore, Tellurian may have disagreements with its third-party contractors about different elements of the construction process, which could lead to the assertion of rights and remedies under the related contracts, resulting in a contractor’s unwillingness to perform further work on the relevant project. Tellurian may also face difficulties in commissioning a newly constructed facility. Any significant project delays in the development of the Driftwood LNG Project could materially and adversely affect Tellurian’s business, results of operations, financial condition and prospects.

Tellurian’s ability to generate cash is substantially dependent upon it entering into contracts with third parties and the performance of those customers under those contracts.

Tellurian has not yet entered into, and may never be able to enter into, satisfactory commercial arrangements with third-party customers for products and services at the Driftwood LNG Project.

Tellurian’s business strategy may change regarding how and when the proposed Driftwood LNG Project’s export capacity is marketed. Also, Tellurian’s business strategy may change due to the inability to enter into agreements with customers or based on views regarding future prices, supply and demand of LNG, natural gas liquefaction capacity, and worldwide regasification capacity. If the efforts to market the proposed Driftwood LNG Project are not successful, Tellurian’s business, results of operations, financial condition and prospects may be materially and adversely affected.

Tellurian LNG’s construction and operations activities are subject to a number of development risks, operational hazards, regulatory approvals and other risks, which could cause cost overruns and delays and could have a material adverse effect on its business, results of operations, financial condition, liquidity and prospects.

Siting, development and construction of the Driftwood LNG Project will be subject to the risks of delay or cost overruns inherent in any construction project resulting from numerous factors, including, but not limited to, the following:

•	Difficulties or delays in obtaining, or failure to obtain, sufficient debt or equity financing on reasonable terms;

•	Failure to obtain all necessary government and third-party permits, approvals and licenses for the construction and operation of any of the contemplated LNG Facilities;

•	Failure to obtain sale and purchase agreements that generate sufficient revenue to support the financing and construction of the Driftwood LNG Project;

•	Difficulties in engaging qualified contractors necessary to the construction of the contemplated Driftwood LNG Project or other LNG Facilities;

•	Shortages of equipment, material or skilled labor;

•	Natural disasters and catastrophes, such as hurricanes, explosions, fires, floods, industrial accidents and terrorism;

•	Unscheduled delays in the delivery of ordered materials;

•	Work stoppages and labor disputes;

•	Competition with other domestic and international LNG export terminals;

•	Unanticipated changes in domestic and international market demand for and supply of natural gas and LNG, which will depend in part on supplies of and prices for alternative energy sources and the discovery of new sources of natural resources;

•	Unexpected or unanticipated additional improvements; and

•	Adverse general economic conditions.

Delays beyond the estimated development periods, as well as cost overruns, could increase the cost of completion beyond the amounts that are currently estimated, which could require Tellurian to obtain additional sources of financing to fund the activities until the proposed Driftwood LNG Project is constructed and operational (which could cause further delays). Any delay in completion of the

Driftwood LNG Project may also cause a delay in the receipt of revenues projected from the Driftwood LNG Project or cause a loss of one or more customers. As a result, any significant construction delay, whatever the cause, could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Technological innovation may render Tellurian’s anticipated competitive advantage or its processes obsolete.

Tellurian’s success will depend on its ability to create and maintain a competitive position in the natural gas liquefaction industry. In particular, although Tellurian plans to construct the Driftwood LNG Project using proven technologies that it believes provides it with certain advantages, Tellurian does not have any exclusive rights to any of the technologies that it will be utilizing. In addition, the technology Tellurian anticipates using in the Driftwood LNG Project may be rendered obsolete or uneconomical by legal or regulatory requirements, technological advances, more efficient and cost-effective processes or entirely different approaches developed by one or more of its competitors or others, which could materially and adversely affect Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Decreases in the demand for and price of natural gas could lead to reduced development of LNG projects worldwide.

Tellurian is subject to risks associated with the development, operation and financing of domestic LNG facilities. The development of domestic LNG facilities and projects are generally based on assumptions about the future price of natural gas and LNG and the conditions of the global natural gas and LNG markets. Natural gas and LNG prices have been, and are likely to remain in the future, volatile and subject to wide fluctuations that are difficult to predict. Such fluctuations may be caused by factors such as the competitive liquefaction capacity in North America; the international supply and receiving capacity of LNG; LNG tanker capacity; weather conditions; domestic and global demand for natural gas; the effect of government regulation on the production, transportation and sale of natural gas; oil and natural gas exploration and production activities; the development of and changes in the cost of alternative energy sources for natural gas and political and economic conditions worldwide.

Further, the development of liquefaction facilities takes a substantial amount of time, requires significant capital investment, may be delayed by unforeseen and uncontrollable factors and is dependent on the financial viability and ability of Tellurian to market LNG internationally.

Competition in the liquefied natural gas industry is intense, and some of Tellurian’s competitors have greater financial, technological and other resources.

Tellurian plans to operate in the highly competitive area of liquefied natural gas production and faces intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies and utilities.

Many competing companies have secured access to, or are pursuing development or acquisition of, LNG facilities to serve the North American natural gas market, including other proposed liquefaction facilities in North America. Tellurian may face competition from major energy companies and others in pursuing its proposed business strategy to provide liquefaction and export products and services at its proposed Driftwood LNG Project. In addition, competitors have and are developing additional LNG terminals in other markets, which also compete with the proposed LNG

Facilities. Almost all of these competitors have longer operating histories, more development experience, greater name recognition, larger staffs and substantially greater financial, technical and marketing resources than Tellurian currently possesses. The superior resources that these competitors have available for deployment could allow them to compete successfully against Tellurian, which could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

There may be shortages of LNG vessels worldwide, which could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

The construction and delivery of LNG vessels requires significant capital and long construction lead times, and the availability of the vessels could be delayed to the detriment of Tellurian’s business and customers due to the following:

•	an inadequate number of shipyards constructing LNG vessels and a backlog of orders at these shipyards;

•	political or economic disturbances in the countries where the vessels are being constructed;

•	changes in governmental regulations or maritime self-regulatory organizations;

•	work stoppages or other labor disturbances at the shipyards;

•	bankruptcies or other financial crises of shipbuilders;

•	quality or engineering problems;

•	weather interference or catastrophic events, such as a major earthquake, tsunami, or fire; or

•	shortages of or delays in the receipt of necessary construction materials.

A terrorist or military incident involving an LNG carrier could result in delays in, or cancellation of, construction or closure of the proposed LNG Facilities.

A terrorist or military incident involving an LNG carrier may result in delays in, or cancellation of, construction of new LNG facilities, including the proposed LNG Facilities, which would increase Tellurian’s costs and decrease cash flows. A terrorist incident may also result in temporary or permanent closure of Tellurian’s proposed LNG Facilities, including the Driftwood LNG Project, which could increase costs and decrease cash flows, depending on the duration of the closure. Operations at the proposed LNG Facilities, including the Driftwood LNG Project, could also become subject to increased governmental scrutiny that may result in additional security measures at a significant incremental cost. In addition, the threat of terrorism and the impact of military campaigns may lead to continued volatility in prices for natural gas that could adversely affect Tellurian’s business and customers, including the ability of Tellurian’s suppliers or customers to satisfy their respective obligations under Tellurian’s commercial agreements.

Changes in legislation and regulations relating to the LNG industry could have a material adverse impact on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Future legislation and regulations, such as those relating to the transportation and security of LNG exported from the proposed LNG Facilities through the Calcasieu Ship Channel, could cause additional expenditures, restrictions and delays in connection with the proposed LNG Facilities and their construction, the extent of which cannot be predicted and which may require Tellurian to limit substantially, delay or cease operations in some circumstances. Revised, reinterpreted or additional laws and regulations that result in increased compliance costs or additional operating costs and restrictions could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

Tellurian’s operations will be subject to a number of environmental laws and regulations that impose significant compliance costs, and existing and future environmental and similar laws and regulations could result in increased compliance costs or additional operating restrictions.

Tellurian’s business will be subject to extensive federal, state and local regulations and laws, including regulations and restrictions on discharges and releases to the air, land and water and the handling, storage and disposal of hazardous materials and wastes in connection with the development, construction and operation of its liquefaction facilities. These regulations and laws will require Tellurian to maintain permits, provide governmental authorities with access to its facilities for inspection and provide reports related to its compliance. Violation of these laws and regulations could lead to substantial fines and penalties or to capital expenditures related to pollution control equipment that could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects. Federal and state laws impose liability, without regard to fault or the lawfulness of the original conduct, for the release of certain types or quantities of hazardous substances into the environment. As the owner and operator of the Driftwood LNG Project, Tellurian could be liable for the costs of cleaning up hazardous substances released into the environment and for damage to natural resources.

In addition, future federal, state and local legislation and regulations may impose unforeseen burdens and increased costs on Tellurian’s business that could have a material adverse effect on Tellurian’s financial results, such as regulations regarding greenhouse gas emissions and the transportation of LNG.

The operation of the proposed Driftwood LNG Project may be subject to significant operating hazards and uninsured risks, one or more of which may create significant liabilities and losses that could have a material adverse effect on Tellurian’s business, results of operations, financial condition, liquidity and prospects.

The plan of operations for the proposed Driftwood LNG Project is subject to the inherent risks associated with LNG operations, including explosions, pollution, release of toxic substances, fires, hurricanes and other adverse weather conditions, and other hazards, each of which could result in significant delays in commencement or interruptions of operations and/or result in damage to or destruction of the proposed Driftwood LNG Project and assets or damage to persons and property. In addition, operations at the proposed Driftwood LNG Project and vessels of third parties on which Tellurian’s operations are dependent face possible risks associated with acts of aggression or terrorism.

Tellurian does not, nor does it intend to, maintain insurance against all of these risks and losses. Tellurian may not be able to maintain desired or required insurance in the future at rates that it considers reasonable. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on Tellurian’s business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Financial projections by Tellurian Investments may not prove to be reflective of actual future results.

In connection with the merger, Tellurian Investments prepared and considered, among other things, internal financial forecasts for Tellurian Investments. These financial projections include assumptions regarding future revenue, EBITDA, capital expenditures and unlevered free cash flow. They speak only as of the date prepared and have not been, and will not be, updated. These financial projections were not provided with a view to public disclosure, are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. In addition, the failure to achieve projected results could have a material adverse effect on Tellurian’s share price and financial position.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

•	our businesses and prospects;

•	our ability to continue as a going concern;

•	planned or estimated capital expenditures;

•	availability of liquidity and capital resources;

•	the ability to obtain additional financing as needed;

•	revenues, expenses, and projected cash burn rates;

•	progress in developing the Company’s principal project and the timing of that progress;

•	future values of that project or other interests or rights that the Company holds; and

•	government regulations, including our ability to obtain necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

•	the uncertain nature of the demand for and price of natural gas;

•	risks related to shortages of LNG vessels worldwide;

•	technological innovation which may render our anticipated competitive advantage obsolete;

•	risks related to a terrorist or military incident involving an LNG carrier;

•	changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs;

•	uncertainties regarding our ability to maintain sufficient liquidity and capital resources to implement our projects or otherwise continue as a going concern;

•	our limited operating history;

•	our ability to attract and retain key personnel;

•	risks related to doing business in, and having counterparties in, foreign countries;

•	our reliance on the skill and expertise of third-party service providers;

•	the ability of our vendors to meet their contractual obligations;

•	the uncertain nature of the anticipated value and underlying prospects of our U.K. acreage position;

•	the results and interpretation of 2-D and 3-D seismic data related to our NT/P82 interest in offshore Australia and our ability to sell or obtain an attractive farmout arrangement for NT/P82;

•	risks and uncertainties inherent in management estimates of future operating results and cash flows;

•	development risks, operational hazards, and regulatory approvals; and

•	risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

Offering

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•	the name or names of underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	underwritten offerings;

•	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

•	any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.

Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

DESCRIPTION OF OUR CAPITAL STOCK

Our restated certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 per share. As of February 10, 2017, 199,382,948 shares of our common stock were issued and outstanding, net of 1,209,389 treasury shares held by us, and no shares of our preferred stock were issued and outstanding.

The rights of the holders of our common stock and preferred stock are governed by the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation and our amended and restated by-laws.

Common Stock

The following is a summary of the material terms of our common stock, and is qualified in its entirety by reference to the complete text of our restated certificate of incorporation and our amended and restated by-laws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Section 216 of the DGCL provides that, generally, unless otherwise provided in our certificate of incorporation or our by-laws or another section of the DGCL with respect to a specified action, all matters to be voted on by stockholders must be approved by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote, or, in the case of the election of directors, by a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote, in each case at a meeting at which a quorum is present. With respect to certain matters where the NASDAQ Capital Market shareholder approval requirements are applicable, the NASDAQ Capital Market rules require approval by a majority of the total votes cast on the proposal.

Dividend and Distribution Rights

Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.

Preemptive, Conversion and Redemption Rights

Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, TOTAL Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A., has a right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.

Trading Market

Our common stock is listed for trading on the NASDAQ Capital Market under the ticker symbol “TELL.” On February 9, 2017, the closing price of our common stock as reported on the NASDAQ Capital Market was $14.21 per share.

Registrar and Transfer Agent

Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

Our restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Anti-Takeover Provisions in our Restated Certificate of Incorporation and Amended and Restated By-Laws

Our restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Among other things, our restated certificate of incorporation and amended and restated by-laws:

•	divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

•	provide that all vacancies on the board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

•	provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 60 days prior to the meeting, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not more than

10 days following the date on which such notice of the meeting date was mailed or public disclosure given. Our by-laws specify the requirements as to the form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

•	provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of 66 2⁄3% of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law

We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by these anti-takeover provisions.

DESCRIPTION OF OUR WARRANTS

The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

As of February 10, 2017, the Company had no outstanding warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.

DESCRIPTION OF OUR UNITS

We may issue units comprised of any combination of our common stock, preferred stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Our Warrants” above, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

Tellurian Inc. was formerly known as Magellan Petroleum Corporation; it changed its name to Tellurian Inc. shortly after the completion of the merger contemplated by that certain Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan Petroleum Corporation, Tellurian Investments and River Merger Sub, Inc., a Delaware corporation. As a result of the merger, Tellurian Investments became a subsidiary of Magellan Petroleum Corporation. However, the managements of those entities determined that Tellurian Investments was the “accounting acquirer” in the transaction for purposes of Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations. Accordingly, the financial statements of Tellurian Services, LLC, the predecessor of Tellurian Investments, are considered under applicable SEC guidance to be the financial statements of the registrant. Certain historical information of Magellan Petroleum Corporation is also included in this prospectus supplement as noted below.

The financial statements of Tellurian Services LLC as of April 9, 2016, December 31, 2015 and 2014 and for the period from January 1, 2016 to April 9, 2016 and for the years ended December 31, 2015 and 2014, appearing in Registration Statement No. 333-213923 of Tellurian Inc. (formerly known as Magellan Petroleum Corporation) on Form S-4 and incorporated in this Registration Statement by reference to Tellurian Inc.’s Current Report on Form 8-K dated February 10, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is herein incorporated by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Magellan Petroleum Corporation as of June 30, 2016 and 2015, and for the fiscal years ended June 30, 2016 and 2015, have been audited by EKS&H LLLP, an independent registered public accounting firm, and are incorporated herein by reference in reliance on its report dated September 13, 2016, and upon its authority as an expert in accounting and auditing.

10,000,000 Shares

Tellurian Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Credit Suisse

Co-Manager

Tuohy Brothers

December 7, 2017